Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	August 24, 2016 Contact: West Gotcher, Investor Relations 713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Announces Entry into Plan Support Agreement for Consensual Deleveraging and Recapitalization Transaction

•	Key’s Funded Debt to be Reduced by $725 million

•	Reorganized Key to Remain a Public Company With Platinum Equity as Lead Shareholder

•	Plan Support Agreement Provides For Operations To Continue as Usual, Without Interruption, With Employees, Vendors and Trade Creditors to be Paid in Full in the Ordinary Course of Business

HOUSTON, Aug. 24, 2016 /PRNewswire/ — Key Energy Services, Inc. and certain of its subsidiaries (the “Company”) have entered into a plan support agreement (“PSA”) with Platinum Equity and certain other holders of its 6.75% Senior Notes due 2021 (“Senior Notes”), collectively holding more than 89% of its outstanding Senior Notes, and with certain lenders holding more than 87% of the principal amount of loans outstanding under Key’s Term Loan Credit Agreement dated June 1, 2015 (“Term Loan”).

Platinum Equity, a Los Angeles-based global investment firm with a unique focus on operations and extensive experience helping businesses in transition, as holder of a majority of the Company’s Senior Notes, will become Key’s largest shareholder upon completion of the anticipated restructuring.

The PSA contemplates a comprehensive recapitalization of the Company, and will be implemented pursuant to a prepackaged chapter 11 plan of reorganization (the “Plan”). It is expected that the Company will commence the prepackaged proceeding in Delaware by November 8, 2016, following the official solicitation of votes on the Plan and the expiration of the rights offering described below. Under the contemplated Plan, the Company’s employees, vendors and trade creditors will be paid in full in the ordinary course of business. Upon completion of the restructuring, reorganized Key will remain a publicly traded company.

Robert Drummond, Key’s President and Chief Executive Officer, commented, “By significantly reducing Key’s debt from almost $1 billion to $250 million, we believe that Key will be well positioned to take advantage of opportunities that emerge as the market recovers. I am pleased with and appreciate the support of Platinum and the other supporting creditors, as well as our employees, in working to reach an agreement that we believe is in the best interest of the Company and all of its stakeholders.”

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	August 24, 2016 Contact: West Gotcher, Investor Relations 713-757-5539

Platinum Equity Partner Jacob Kotzubei said he is excited about the Key Energy investment and believes the Company will benefit from Platinum Equity’s financial, operational and M&A resources. “Key Energy is a market leader in North American production services and will emerge from this process as a stable, well-capitalized business with all the tools needed to thrive long term,” said Mr. Kotzubei. “The Company is an ideal platform for growth and consolidation as the oilfield services industry works through today’s challenging market conditions. We look forward to working with Robert Drummond and his management team to capitalize on opportunities to grow the business organically and through potential add-on acquisitions.”

The principal components of the Plan include:

•	Concurrently with the official solicitation of votes on the Plan, the Company will conduct an $85 million rights offering (subject to increase by $25 million) for reorganized Key’s shares of common stock. The proceeds of the rights offering will be used to repay principal and interest on the Company’s existing Term Loan to reduce the principal balance to $250 million and provide reorganized Key with incremental working capital. 95% of the rights offering will be available to certain qualifying holders of Senior Notes and 5% will be available to certain qualifying equity holders. Certain parties to the PSA have agreed to backstop the full amount of the rights offering. The Company expects that solicitation of votes on the Plan and the rights offering will commence by mid-September.

•	Replacing the Company’s existing $100 million asset-based revolving credit facility with a new ABL facility.

•	Reducing the Company’s Term Loan obligations to $250 million.

•	Exchanging 100% of the Company’s existing Senior Notes for 5 million shares of reorganized Key plus rights to acquire additional shares of reorganized Key.

•	Cancelling all of the Company’s existing common stock in exchange of 543,927 shares of reorganized Key plus rights and warrants to acquire additional shares of reorganized Key.

It is anticipated that holders of Senior Notes, including Platinum Equity as the largest holder, will own approximately 95% of reorganized Key’s common stock and Key’s current common equity holders will own approximately 5%, upon the effectiveness of the Plan but in each case prior to giving effect to the results of the rights offering referred to above, exercise of the warrants referred to above, shares issued to certain parties to the Plan Support Agreement that also have committed to backstop the full amount of the rights offering, and potential further dilution as a result of a new proposed management incentive plan.

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	August 24, 2016 Contact: West Gotcher, Investor Relations 713-757-5539

The PSA and other transaction agreements to be executed by the Company, include certain covenants on the part of the Company to solicit and seek court approval of, and the other parties to the agreements to vote in favor of the Plan, support the restructuring transactions and forbear from exercising remedies against the Company with respect to certain defaults. The PSA and related agreements are subject to customary closing conditions and termination rights upon the occurrence of certain events, including without limitation the failure of the Company to achieve certain milestones.

The foregoing is a summary and reference is made to the PSA for a complete description of its terms.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These include but are not limited to risks associated with Key’s reorganization, the ability of Key to implement the Plan in Bankruptcy Court, conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Key’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Key’s most recently filed Quarterly Report on Form 10-Q and in Key’s other filings with the Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at www.sec.gov. These forward-looking statements are based on Key’s current expectations and beliefs. No assurance can be given that such expectations and beliefs will prove to have been correct. Whenever possible, these forward-looking statements are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the SEC.

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	August 24, 2016 Contact: West Gotcher, Investor Relations 713-757-5539

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico and Russia.

Contact:

West Gotcher, Investor Relations

713-757-5539